Exhibit 99.2

NEWS COPY	INFORMATION CONTACT:
Kelly E. Wetzler
FOR IMMEDIATE RELEASE	(314) 746-2217

VIASYSTEMS ANNOUNCES COMMENCEMENT OF CONSENT SOLICITATION FOR 7.875% SENIOR SECURED NOTES DUE 2019

ST. LOUIS – April 1, 2014—Viasystems Group, Inc. (NASDAQ: VIAS) (the “Company” or “Viasystems”) announced today that its wholly owned subsidiary Viasystems, Inc. commenced a consent solicitation (the “Consent Solicitation”) from holders of its outstanding 7.875% Senior Secured Notes due 2019 (the “Notes”) for an amendment to the indenture for the Notes (the “Proposed Amendment”) that would permit Viasystems, Inc. to complete the Proposed Financing (as defined below).

Viasystems, Inc. expects to issue not more than $50.0 million in principal amount of new indebtedness (the “Proposed Financing”) in the form of senior secured notes having terms substantially identical to the terms of the Notes (the “Additional Notes”). Adoption of the Proposed Amendment requires the consent of holders of at least a majority of the outstanding aggregate principal amount of the Notes voting as a single class (the “Requisite Consents”). As of March 31, 2014, the aggregate outstanding principal amount of the Notes was $550.0 million. Wells Fargo Securities, LLC and Stifel, Nicolaus & Company, Incorporated are acting as solicitation agents for the consent solicitation.

Viasystems, Inc. intends to use the net proceeds from the Proposed Financing for general corporate purposes, including to supplement its short-term cash on hand while it aggressively pursues to recover its losses related to the September 2012 fire in its Guangzhou manufacturing facility from its insurer, and to pay related fees and expenses in connection with the Proposed Financing and the Consent Solicitation, including the Consent Fee (as defined below).

The consent solicitation expires at 5:00 p.m., New York City time, on Wednesday, April 9, 2014, unless extended (such date and time, as the same may be extended, the “Expiration Date”). Only holders of record of the Notes as of 5:00 p.m., New York City time, on Monday, March 31, 2014 are eligible to deliver consents to the Proposed Amendment in the consent solicitation.

The consent fee for the Notes is $2.50 in cash per $1,000 principal amount of Notes for which consents are validly delivered and not revoked (the “Consent Fee”). Payment of the Consent Fee will be conditioned upon, among other things, the receipt of the Requisite Consents at or prior to the Expiration Date, the completion of the Proposed Financing and certain other conditions set forth in the Consent Solicitation Statement, dated April 1, 2014 (the “Consent Solicitation Statement”). The Consent Fee will be paid promptly following the completion of the Proposed Financing (or promptly at such later date when all conditions are met). The Proposed Financing will not commence until the Third Supplemental Indenture is effective.

Consents with respect to the Notes may not be revoked after the earlier of (a) the time at which the Requisite Consents are received by the Company and notice has been delivered to the Trustee or (b) the Expiration Date.

The consent solicitation is being made solely on the terms and subject to the conditions set forth in the Consent Solicitation Statement and the accompanying consent form and other related documents and materials (together, the “Consent Documents”).

This press release is neither an offer to purchase the Notes nor a solicitation of an offer to sell the Additional Notes and does not set forth all the terms and conditions of the consent solicitation. Holders of the Notes should carefully read the Consent Documents for a complete description of all terms and conditions of the consent solicitation before any decision is made with respect to the consent solicitation. Viasystems, Inc. does not make any recommendation as to whether any holder of the Notes should consent to the Proposed Amendment. Additional information concerning the terms and conditions of the consent solicitation, and the procedure for delivering consents, may be obtained from the solicitation agents, Wells Fargo Securities, LLC, at (866) 309-6316 (toll free) or Stifel, Nicolaus & Company, Incorporated, at (855) 300-7142 (toll free). Copies of the Consent Documents may be obtained from the Information and Tabulation Agent, D.F. King & Co., Inc., at (800) 290-6427 (toll free).

Viasystems, Inc. is not soliciting consents in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under any applicable state, federal or other securities laws.

The Additional Notes to be offered in the Proposed Financing have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. As a result, the Additional Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or any other applicable law.

Forward-Looking Information is Subject to Risk and Uncertainty

Certain statements in this communication constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of Viasystems regarding future events and are subject to significant risks and uncertainty. Statements regarding our expected performance in the future are forward-looking statements. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Viasystems undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except to the extent required by law. Actual actions or results may differ materially from what is expressed or forecasted in these forward-looking statements as we may be unable to complete the Consent Solicitation or the Proposed Financing as contemplated by this release. As a result, these statements speak only as of the date they were made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Many important factors could cause our results to differ materially from those expressed in these forward-looking statements. These factors include, but are not limited to, the willingness of holders of the Notes to consent to the Proposed Amendment, general market conditions, national or global events affecting the capital markets, unforeseen developments in our business or industry or changes in law or regulations governing our ability to complete any of the Consent Solicitation or Proposed Financing, among other factors. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth under the heading “Item 1A. Risk Factors,” in the Annual Report on Form 10-K filed by Viasystems with the SEC on February 14, 2014, and in Viasystems’ other filings made from time to time with the SEC and available at the SEC’s website, www.sec.gov

About Viasystems

Viasystems Group, Inc. is a technology leader and a worldwide provider of complex multi-layer rigid, flexible and rigid-flex printed circuit boards (PCBs) and electro-mechanical solutions (E-M Solutions). Its PCBs serve as the “electronic backbone” of almost all electronic equipment, and its E-M Solutions products and services include integration of PCBs and other components into finished or semi-finished electronic equipment, for which it also provides custom and standard metal enclosures, metal cabinets, metal racks and sub-racks, backplanes and busbars. Viasystems’ approximately 15,100 employees around the world serve over 1,000 customers in the automotive, industrial & instrumentation, computer and datacommunications, telecommunications, and military and aerospace end markets. For additional information about Viasystems, please visit the company’s website at www.viasystems.com.

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